UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 E. Swedesford Road Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value	LPT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.                                        Regulation FD Disclosure.

On April 30, 2019, the Registrants posted their first quarter 2019 financial supplement (the “Supplement”) on the Liberty Property Trust website.  On May 3, 2019, the Registrants reposted the Supplement in order to make a conforming wording change to the description of a balance sheet line item.  However, it has come our attention that certain amounts on the Net Asset Value Components schedule on p. 32-33 of the Supplement were inadvertently changed upon reposting.  A corrected Supplement was immediately reposted on the website on May 21, 2019.  As a result, during the period May 3, 2019 – May 21, 2019, the posted first quarter 2019 Net Asset Value Components schedule incorrectly stated Property Level NOI (Industrial) as $121,487 (as compared to $120,149, as originally posted on April 30, 2019 and as shown in the currently posted Supplement) and Property Level NOI (Office) as $657 (as compared to $655, as originally posted on April 30, 2019 and as shown in the currently posted Supplement). Related subtotals were also impacted. (Dollars above in thousands.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ Christopher J. Papa
	Name:	Christopher J. Papa
	Title:	Executive Vice President and Chief Financial Officer

LIBERTY PROPERTY
LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole General Partner

By:	/s/ Christopher J. Papa
	Name:	Christopher J. Papa
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 22, 2019